Exhibit 10.1

AMENDMENT TO CREDIT AGREEMENT

This AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is entered into as of December 23, 2013, by and among GETTY REALTY CORP., a Maryland corporation (“Borrower”), the lenders party hereto (the “Lenders”) and JPMORGAN CHASE BANK, N.A., a national banking association (“Administrative Agent”).

RECITALS:

WHEREAS, Borrower, the lenders named therein, and Administrative Agent are parties to that certain Credit Agreement, dated as of February 25, 2013 (the “Credit Agreement”), pursuant to which the Lenders agreed to make certain Loans to Borrower more particularly described therein. Capitalized terms used herein without being defined shall have the respective meanings set forth in the Credit Agreement.

WHEREAS, Borrower, the Lenders, and Administrative Agent now desire to amend the Credit Agreement on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual promises, covenants and conditions hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged, the parties hereto agree as follows:

1. Amendments to the Credit the Agreement. The Credit Agreement is hereby amended as follows:

(a) The following definitions are hereby added to Section 1.01 of the Credit Agreement:

“Increased Net Debt to EBITDA” is defined in Section 6.01(e).

“Increased Net Debt to EBITDA Period” is defined in Section 6.01(e).

“Material Acquisition” means the acquisition of Properties that constitute Permitted Investments by the Borrower or any of its Subsidiaries in any 12-month period with an aggregate net purchase price equal to or in excess of $75,000,000.

“Net Asset Sale Proceeds” means the purchase price of any Property (or Properties) sold by Borrower or any of its Subsidiaries, less (a) any customary closing costs actually incurred by Borrower or such Subsidiary and (b) the principal amount of any purchase money mortgage loan made by Borrower in connection with such sale.

“Non-consolidated Affiliate” means an Affiliate of the Borrower, in which the Borrower, directly or indirectly through ownership of one or more intermediary entities, owns an Equity Interest but that is not required in accordance with GAAP to be consolidated with the Borrower for financial reporting purposes.

“Total Asset Value” means, as of any relevant date, the sum of, without duplication, (i) for Properties owned or leased for one full quarter or more, the quotient obtained by dividing (a) EBITDA for such Properties for the most recently concluded fiscal quarter multiplied by 4 by (b) the Cap Rate, (ii) for Properties owned or leased for less than one full quarter, the cost of such Properties, including the cost of capital expenditures actually incurred in connection with such Properties, (iii) Unrestricted Cash and Cash Equivalents of the Borrower and its consolidated Subsidiaries as of such date, (iv) investments in Non-consolidated Affiliates, valued at an amount equal to (a) EBITDA received by Borrower from such Non-consolidated Affiliates multiplied by 4, divided by (b) the Cap Rate, (v) investments in marketable securities, valued at the lower of “cost” or “market”, (vi) investments in land and development properties, valued at “cost” and (vi) the book value of notes and mortgages receivable.

“Unrestricted Cash and Cash Equivalents” means at any date of determination, the sum of: (a) the aggregate amount of unrestricted cash then held by the Borrower or any of its Subsidiaries (as set forth on the Company’s balance sheet for the most recently ended fiscal quarter), plus (b) the aggregate amount of unrestricted Cash Equivalents (valued at fair market value) then held by the Borrower or any of its Subsidiaries, plus (c) the aggregate amount of cash or Cash Equivalents in restricted 1031 accounts under the control of Borrower. As used in this definition, “Unrestricted” means, with respect to any asset, the circumstance that such asset is not subject to any Liens or claims of any kind in favor of any Person.

(b) The definition of “Aggregate Debt” set forth in Section 1.01 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“Net Aggregate Debt” means (x) the aggregate amount of indebtedness outstanding under the Loan Documents and the Prudential Note Documents, plus (y) all other Indebtedness incurred by Borrower and its Subsidiaries, including, without limitation, Capital Lease Obligations less (z) unrestricted cash held by the Borrower (as set forth on Borrower’s balance sheet for the most recently ended fiscal quarter), but expressly excluding any funds held by Borrower or its Subsidiaries in 1031 exchange intermediary accounts, not to exceed $25,000,000 in the aggregate for all such unrestricted cash.”

(c) The definition of “Debt to EBITDA Ratio” set forth in Section 1.01 of the Credit Agreement is hereby deleted in its entirety and replaced with the definition below and each reference in the Credit Agreement to “Debt to EBITDA Ratio” shall be replaced with the term “Net Debt to EBITDA Ratio”:

“Net Debt to EBITDA Ratio” means, as of any date of determination, the ratio of Net Aggregate Debt to EBITDA, as of the end of the most recently ended fiscal quarter.

(d) The definition of “EBITDA” set forth in Section 1.01 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“EBITDA” means (x) (A) the consolidated net income of Borrower for the most recently ended fiscal quarter, after deduction for environmental expenses (without duplication) and adjusted for straight-line rents and net amortization of above-market and below-market leases, and deferred financing leases, plus income taxes, interest expense, depreciation and amortization and calculated exclusive of any rent or other revenue that has been earned by Borrower or its Subsidiaries during such fiscal quarter but not yet actually paid to the Borrower or its Subsidiaries, unless otherwise set off from net income, plus (B) (i) one-time cash charges incurred during such fiscal quarter with respect to continued compliance by Borrower with the terms and conditions of the Loan Documents and Prudential Note Documents, including, without limitation, legal fees, (ii) non-cash impairments taken during such fiscal quarter, (iii) extraordinary and unusual bad-debt expenses incurred in such quarter, (iv) any costs incurred in such quarter in connection with the acquisition or disposition of Properties, (v) non-cash allowances for deferred rent receivable incurred in such quarter, (vi) losses on sales of operating real estate and marketable securities incurred during such fiscal quarter and (vii) any other extraordinary, non-recurring, expenses recorded during such fiscal quarter, including any settlements in connection with litigation and reserves recorded for environmental litigation, in each case, determined in accordance with GAAP, less (C) (i) extraordinary and unusual bad debt reversals recorded in such fiscal quarter (ii) gains on sales of operating real estate and marketable securities incurred during such fiscal quarter and (iii) any other extraordinary, non-recurring, cash income recorded during such fiscal quarter, in each case, determined in accordance with GAAP, multiplied by (y) four (4). EBITDA will be calculated on a pro forma basis to take into account the impact of any Property acquisitions and/or dispositions made by the Borrower or its Subsidiaries during the most recently ended fiscal quarter, as well as any long-term leases signed during such fiscal quarter, as if such acquisitions, dispositions and/or lease signings occurred on the first day of such fiscal quarter.

(e) The definition of “Permitted Investments” set forth in Section 1.01 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“Permitted Investments” means, subject to the limitation set forth in Section 6.06 hereof:

(a) owning, leasing and operating gasoline station or convenience store properties, and related petroleum distribution terminals, and other retail real property and other related business activities, including the creation or acquisition of any interest in any Subsidiary (or entity that following such creation or acquisition would be a Subsidiary), for the purpose of owning, leasing and operating gasoline station or convenience store properties, and related petroleum distribution terminals, and other retail real property, and other related business activities;

(b) providing purchase money mortgages or other financing to Persons in connection with the sale of a Property, provided that the aggregate amount of such investments shall not exceed ten percent (10%) of the Total Asset Value;

(c) purchasing and owning loans (excluding loans described in clause (b) above) secured by mortgages or deeds of trust on real property, which real properties qualify as Permitted Investments pursuant to clause (a) above, provided that the aggregate amount of such investments shall not exceed ten percent (10%) of the Total Asset Value;

(d) investments in unimproved land, provided that the aggregate amount of all such investments in unimproved land shall not exceed five percent (5%) of the Total Asset Value;

(e) investments in marketable securities traded on the New York Stock Exchange (NYSE), the American Stock Exchange (AMEX) or NASDAQ (National Market System Issues only), provided that the aggregate amount of such investments shall not exceed five percent (5%) of the Total Asset Value;

(f) investments in Non-consolidated Affiliates (excluding marketable securities described in clause (e) above), provided that the aggregate amount of such investments shall not exceed five percent (5%) of the Total Asset Value; and

(g) investments in real property under development (i.e., a property which is being developed for which a certificate of occupancy has not been issued), provided that the aggregate amount of all such investments in development property shall not exceed five percent (5%) of the Total Asset Value.

For purposes of the foregoing, the amount of any investment at any time shall be deemed the book value of such investment.”

(f) Section 6.01(e) of the Credit Agreement is hereby deleted in its entirety and replaced with the following

(e) Net Debt to EBITDA. Permit the Net Debt to EBITDA Ratio, as determined as of the end of each fiscal quarter, to be greater than 5.0:1.0; provided, however, for any fiscal quarter in which Borrower or any Subsidiary has made a Material Acquisition, the Net Debt to EBITDA Ratio shall be permitted to be not greater than 5.75:1.0 (the “Increased

Net Debt to EBITDA”) as of the end of the fiscal quarter in which such Material Acquisition occurred and as of the end of the immediately succeeding fiscal quarter (such period, the “Increased Net Debt to EBITDA Period”); provided further, however, that Borrower shall not be permitted to avail itself of the Increased Net Debt to EBITDA requirement for the 12-month period immediately succeeding any Increased Net Debt to EBITDA Period.

(g) Section 6.05(i) is hereby amended by deleting the words “net asset sale proceeds” therefrom and replacing the same with “Net Asset Sale Proceeds”.

(h) Section 6.06 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

Section 6.06 Limitation on Investments, Loans and Advances. Except as otherwise expressly permitted in this Agreement, the Borrower will not, and will not permit any Subsidiary to, make any advance, loan, extension of credit or capital contribution to any Person, or purchase any stock, bonds, notes, debentures or other securities of or any assets constituting a business unit of, or otherwise make any investment in, any Person, or acquire or otherwise make any investment in any real property other than Permitted Investments, provided that the aggregate amount of all Permitted Investments described in clauses (b) through (g) of the definition thereof of the Borrower and its Subsidiaries shall not exceed twenty percent (20%) of the Total Asset Value.”

2. Reaffirmation and Ratification. Except as expressly set forth herein, Borrower hereby: (a) reaffirms, ratifies, confirms and acknowledges its obligations under the Loan Documents (as amended by this Amendment), and agrees to continue to be bound thereby and perform thereunder; (b) agrees and acknowledges that all such Loan Documents (as amended by this Amendment) and all of Borrower’s obligations thereunder are and remain in full force and effect and, except as expressly provided herein, have not been modified; and (c) acknowledges and agrees that it has no defenses, offsets or counterclaims of any kind or nature whatsoever to its obligations under the Loan Documents (as amended by this Amendment).

3. Miscellaneous.

(a) GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(b) Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the respective successors and assigns of Borrower, the Lenders, and the Administrative Agent.

(c) Captions. The captions and section headings used herein are for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.

(d) Counterparts. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Amendment by signing any such counterpart. Delivery of an executed signature page of this Amendment by electronic transmission shall be effective as delivery of a manually executed counterpart hereof.

[Signatures Pages Immediately Follow]

IN WITNESS WHEREOF, Borrower, the Lenders and Administrative Agent have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first written above.

BORROWER:

GETTY REALTY CORP., a Maryland corporation

By	/s/ David B. Driscoll
Name:	David B. Driscoll
Title:	President and Chief Executive Officer

[Signature Pages Follow]

ADMINISTRATIVE AGENT:

JPMORGAN CHASE BANK, N.A.

By	/s/ Alicia Schreibstein
Name:	Alicia Schreibstein
Title:	Vice President

[Signature Pages Follow]

LENDERS:

J.P. MORGAN SECURITIES LLC, as Joint Bookrunner and Joint Lead Arranger

By	/s/ Stephen Zajac
Name:	Stephen Zajac
Title:	Senior Vice President

TD BANK, N.A., as Lender, Joint Bookrunner, Joint Lead Arranger and Documentation Agent

By	/s/ Brian Haggerty
Name:	Brian Haggerty
Title:	Vice President

BANK OF AMERICA, N.A., as a Lender and Syndication Agent

By	/s/ Michael W. Edwards
Name:	Michael W. Edwards
Title:	Senior Vice President

KEYBANK, N.A., as a Lender

By	/s/ Gregory W. Lane
Name:	Gregory W. Lane
Title:	Vice President

ROYAL BANK OF CANADA, as a Lender

By	/s/ Brian Gross
Name:	Brian Gross
Title:	Authorized Signatory

CAPITAL ONE BANK, N.A., as a Lender

By	/s/ Enrico Panno
Name:	Enrico Panno
Title:	Senior Vice President

WELLS FARGO BANK, N.A., as a Lender

By	/s/ Alan LaMantia
Name:	Alan LaMantia
Title:	Senior Relationship Manager

ISRAEL DISCOUNT BANK OF NEW YORK, as a Lender

By	/s/ James M. Morton
Name: James M. Morton
Title: First Vice President

By	/s/ Michael Paul
Name: Michael Paul
Title: Senior Vice President

Each of the undersigned Guarantors hereby consents to the execution and delivery of this Amendment and each Guarantor hereby: (a) reaffirms, ratifies, confirms and acknowledges its obligations under the Loan Documents (as amended by this Amendment), and agrees to continue to be bound thereby and perform thereunder; (b) agrees and acknowledges that all such Loan Documents (as amended by this Amendment) and all of Borrower’s and Guarantor’s obligations thereunder are and remain in full force and effect and, except as expressly provided herein, have not been modified; and (c) acknowledges and agrees that it has no defenses, offsets or counterclaims of any kind or nature whatsoever to its obligations under the Loan Documents (as amended by this Amendment).

GUARANTORS:

GETTY PROPERTIES CORP.
GETTY TM CORP.
AOC TRANSPORT, INC.
GETTYMART INC.
LEEMILT’S PETROLEUM, INC.
SLATTERY GROUP INC.
GETTY HI INDEMNITY, INC.
GETTY LEASING, INC.
GTY NY LEASING, INC.
GTY MA/NH LEASING, INC.
GTY MD LEASING, INC.

By:	/s/ David B. Driscoll
Name:	David B. Driscoll
Title:	President and Chief Executive Officer

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